                                                                    EXHIBIT 99.4

TECHNICAL OLYMPIC USA, INC.
INDEX TO CONSOLIDATED FINANCIAL STATEMENTS




                                                                                                           PAGE
                                                                                                          -------

Report of Independent Certified Public Accountants                                                           F-2

Report of Independent Certified Public Accountants                                                           F-3

Consolidated Statements of Financial Condition as of December 31, 2001 and 2000                              F-4

Consolidated Statements of Income for the years ended December 31, 2001 and
   2000, and for the period from December 16, 1999 through December 31, 1999 and
   the period from January 1, 1999 through December 15, 1999                                                 F-5

Consolidated Statements of Stockholders' Equity for the years ended December 31,
   2001 and 2000, and for the period from December 16, 1999 through December 31,
   1999 and the period from January 1, 1999 through December 15, 1999                                        F-6

Consolidated Statements of Cash Flows for the years ended December 31, 2001 and
   2000, and for the period from December 16, 1999 through December 31, 1999 and
   the period from January 1, 1999 through December 15, 1999                                                 F-7

Notes to Consolidated Financial Statements                                                                   F-8


               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

The Board of Directors
Technical Olympic USA, Inc.

We have audited the accompanying consolidated statement of financial condition of Technical Olympic USA, Inc. (formerly known as Newmark Homes Corp.) and subsidiaries as of December 31, 2001 and the related consolidated statements of income, stockholders' equity, and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Technical Olympic USA, Inc. (formerly known as Newmark Homes Corp.) and subsidiaries at December 31, 2001, and the consolidated results of their operations and their cash flows for the year then ended in conformity with accounting principles generally accepted in the United States.

                                                           /s/ ERNST & YOUNG LLP

Miami, Florida
January 18, 2002, except
  for Note 12, as to which
  the date is April 15, 2002,
  and Note 1 and Note 5 as
  to which the date is
  June 25, 2002

               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

The Board of Directors
Technical Olympic USA, Inc.

We have audited the accompanying consolidated statement of financial condition of Technical Olympic USA, Inc. (formerly known as Newmark Homes Corp.) and subsidiaries (the Successor Company), a subsidiary of Technical Olympic, Inc. as of December 31, 2000 and the related consolidated statements of income, stockholders' equity, and cash flows for the year ended December 31, 2000 and for the period from commencement of its operations on December 16, 1999 through December 31, 1999. We have also audited the accompanying consolidated statements of income, stockholders' equity, and cash flows of Technical Olympic USA, Inc. (formerly known as Newmark Homes Corp.) and subsidiaries (the Predecessor Company) as described in Note 2 of the financial statements), a subsidiary of Pacific USA Holdings Corp., for the period from January 1, 1999 to December 15, 1999. These consolidated financial statements are the responsibility of management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the Successor Company's consolidated financial statements referred to above, present fairly, in all material respects, the financial position of the Company as of December 31, 2000, and the results of its operations and cash flows for the year ended December 31, 2000 and the period from commencement of its operations on December 16, 1999 to December 31, 1999, in conformity with accounting principles generally accepted in the United States. Further in our opinion, based on our audit, the Predecessor Company's consolidated financial statements, referred to above, present fairly, in all material respects, the results of operations and cash flows of the Predecessor Company for the period from January 1, 1999 to December 15, 1999, in conformity with accounting principles generally accepted in the United States.

As discussed in Note 1 of the financial statements, Technical Olympic, Inc. acquired an 80% interest in the Predecessor Company on December 15, 1999, in a business combination accounted for as a purchase. As a result, the consolidated financial statements of the Successor Company are presented on a new basis of accounting different from the financial statements of the Predecessor Company and, therefore, are not comparable.

                                                            /s/ BDO SEIDMAN, LLP


Los Angeles, California
January 31, 2001

                           TECHNICAL OLYMPIC USA, INC.

                 CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
                  (DOLLARS IN THOUSANDS, EXCEPT SHARE AMOUNTS)



                                                                       DECEMBER 31,
                                                                  ----------------------
                                                                    2001          2000
                                                                  --------      --------
                                  ASSETS

HOMEBUILDING:
Cash and cash equivalents:
    Unrestricted                                                  $ 67,206      $ 21,633
    Restricted                                                       7,738         3,841
Inventory                                                          645,986       613,095
Property and equipment, net                                         10,694         8,783
Other assets                                                        10,897        18,297
Goodwill, net                                                       57,726        59,582
Westbrooke assets held for sale                                    117,160       118,694
                                                                  --------      --------
                                                                   917,407       843,925

FINANCIAL SERVICES:
Cash and cash equivalents:
    Unrestricted                                                     7,930         2,618
    Restricted                                                      19,605         6,364
Mortgage loans held for sale                                        50,933        14,406
Other assets                                                         3,295         1,240
                                                                  --------      --------
                                                                    81,763        24,628
                                                                  --------      --------
Total assets                                                      $999,170      $868,553
                                                                  ========      ========

                   LIABILITIES AND STOCKHOLDERS' EQUITY
HOMEBUILDING:
Accounts payable and other liabilities                            $ 56,295      $ 55,792
Customer deposits                                                   25,674        27,195
Consolidated land bank obligations                                  30,022            --
Homebuilding borrowings                                            308,697       337,649
Westbrooke liabilities associated with assets held for sale         71,800        77,752
                                                                  --------      --------
                                                                   492,488       498,388

FINANCIAL SERVICES:
Accounts payable and other liabilities                              18,828         6,035
Financial services borrowings                                       38,689         9,071
                                                                  --------      --------
                                                                    57,517        15,106
                                                                  --------      --------
Total liabilities                                                  550,005       513,494

Minority interest                                                   35,795            --

Commitments and contingencies                                           --            --

Stockholders' equity:
Common stock-- $.01 par value; 67,000,000 shares
     authorized and 27,878,787 shares issued and outstanding           279           279
Additional paid-in capital                                         322,400       322,400

Retained earnings                                                   90,691        32,380
                                                                  --------      --------
Total stockholders' equity                                         413,370       355,059
                                                                  --------      --------
Total liabilities and stockholders' equity                        $999,170      $868,553
                                                                  ========      ========



SEE ACCOMPANYING NOTES TO CONSOLIDATED FINANCIAL STATEMENTS.

                           TECHNICAL OLYMPIC USA, INC.

                        CONSOLIDATED STATEMENTS OF INCOME
                  (DOLLARS IN THOUSANDS, EXCEPT SHARE AMOUNTS)


                                                                                          PERIOD FROM      PERIOD FROM
                                                                                         DECEMBER 16,      JANUARY 1,
                                                          YEAR ENDED DECEMBER 31,           1999 TO          1999 TO
                                                     ---------------------------------   DECEMBER 31,     DECEMBER 15,
                                                           2001             2000             1999             1999
                                                     ---------------- ---------------- ---------------- ----------------
                                                                                          (SUCCESSOR)     (PREDECESSOR)
HOMEBUILDING:

Revenues:
    Homes sales                                      $  1,374,551       $    540,323      $     30,550      $    383,230
    Land/lot sales                                         18,361              6,343                --             6,968
                                                     ------------       ------------      ------------      ------------
                                                        1,392,912            546,666            30,550           390,198

Cost of sales:
    Home sales                                          1,091,626            434,736            24,826           314,379
    Land/lot sales                                         16,660              6,203                --             6,387
                                                     ------------       ------------      ------------      ------------
                                                        1,108,286            440,939            24,826           320,766
                                                     ------------       ------------      ------------      ------------
Gross profit                                              284,626            105,727             5,724            69,432

Selling, general and administrative expenses              152,063             63,832             2,421            45,082
Depreciation and amortization                               8,849              3,112               196             2,043
Merger and related expenses                                 2,643                 --                --                --
Other (income) expense                                     (3,941)             2,264               307               560
                                                     ------------       ------------      ------------      ------------
Homebuilding pretax income                                125,012             36,519             2,800            21,747

FINANCIAL SERVICES:
Revenues                                                   32,659              2,562                --                --
Expenses                                                   17,688              1,635                --                --
                                                     ------------       ------------      ------------      ------------
Financial Services pretax income                           14,971                927                --                --
                                                     ------------       ------------      ------------      ------------
Income from continuing operations before income
    taxes                                                 139,983             37,446             2,800            21,747
Income tax expense                                         52,218             13,672               979             7,742
                                                     ------------       ------------      ------------      ------------
Income from continuing operations                          87,765             23,774             1,821            14,005
Discontinued operations:
    Income from discontinued operations                    10,118             10,265             1,347             1,192
    Income tax expense                                      3,846              3,944               520               460
                                                     ------------       ------------      ------------      ------------
    Income from discontinued operations, net of
      taxes                                                 6,272              6,321               827               732
                                                     ------------       ------------      ------------      ------------
Net income                                           $     94,037       $     30,095      $      2,648      $     14,737
                                                     ============       ============      ============      ============

EARNINGS PER COMMON SHARE (BASIC AND DILUTED):
    From continuing operations                       $       3.15       $       1.79      $       0.16      $       1.22
    From discontinued operations                             0.22               0.48              0.07              0.06
                                                     ------------       ------------      ------------      ------------
    Net income                                       $       3.37       $       2.27      $       0.23      $       1.28
                                                     ============       ============      ============      ============
WEIGHTED AVERAGE NUMBER OF COMMON SHARES
    OUTSTANDING:
    Basic and diluted                                  27,878,787         13,250,062        11,500,000        11,500,000
                                                     ============       ============      ============      ============



SEE ACCOMPANYING NOTES TO CONSOLIDATED FINANCIAL STATEMENTS.

                           TECHNICAL OLYMPIC USA, INC.

                 CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
                             (DOLLARS IN THOUSANDS)


                                                  COMMON STOCK             ADDITIONAL
                                          ------------------------------     PAID-IN        RETAINED
                                             SHARES          AMOUNT          CAPITAL         EARNINGS          TOTAL
                                          -------------- --------------- --------------- ---------------- --------------

PREDECESSOR COMPANY:
Balance at December 31, 1998                 11,500,000      $      115      $   73,768       $   16,229       $   90,112
 Net income for period January 1 to
    December 15, 1999                                --              --              --           14,737           14,737
                                             ----------      ----------      ----------       ----------       ----------
Balance at December 15, 1999                 11,500,000      $      115      $   73,768       $   30,966       $  104,849
                                             ==========      ==========      ==========       ==========       ==========

SUCCESSOR COMPANY:
Balance at December 15, 1999                 11,500,000      $      115      $   73,768       $   30,966       $  104,849
 Adjustment to reflect purchase by
    Technical Olympic, Inc. on the
    Company's books                                  --              --          33,087          (30,966)           2,121
                                             ----------      ----------      ----------       ----------       ----------
 Opening balance, December 16, 1999          11,500,000             115         106,855               --          106,970
 Net income for period December 16 to
    December 31, 1999                                --              --              --            2,648            2,648
                                             ----------      ----------      ----------       ----------       ----------
Balance at December 31, 1999                 11,500,000             115         106,855            2,648          109,618
 Combination of stockholder's equity of
    Engle Holdings upon consummation of
    merger (see Note 1)                              --              --         215,709               --          215,709
 Conversion of Engle Holdings shares
    exchanged in connection with merger
    (see Note 1)                             16,378,787             164            (164)              --               --
 Dividends paid                                      --              --              --             (363)            (363)
 Net income                                          --              --              --           30,095           30,095
                                             ----------      ----------      ----------       ----------       ----------
Balance at December 31, 2000                 27,878,787             279         322,400           32,380          355,059
 Dividends paid                                      --              --              --          (35,726)         (35,726)
 Net income                                          --              --              --           94,037           94,037
                                             ----------      ----------      ----------       ----------       ----------
Balance at December 31, 2001                 27,878,787      $      279      $  322,400       $   90,691       $  413,370
                                             ==========      ==========      ==========       ==========       ==========



SEE ACCOMPANYING NOTES TO CONSOLIDATED FINANCIAL STATEMENTS.

                           TECHNICAL OLYMPIC USA, INC.

                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                                 (IN THOUSANDS)


                                                                                               PERIOD FROM    PERIOD FROM
                                                                          YEAR ENDED             DECEMBER     JANUARY 1,
                                                                         DECEMBER 31,          16, 1999 TO      1999 TO
                                                                  ---------------------------- DECEMBER 31,  DECEMBER 15,
                                                                      2001          2000           1999          1999
                                                                  ------------- -------------- ------------- --------------
                                                                                                (SUCCESSOR)  (PREDECESSOR)

CASH FLOWS FROM OPERATING ACTIVITIES:
Net income                                                         $  94,037      $  30,095      $   2,648      $  14,737
Adjustments to reconcile net income to net cash provided by
    (used in) operating activities:
    Income from discontinued operations                               (6,272)        (6,321)          (827)          (732)
    Depreciation and amortization                                      8,849          3,112            196          2,043
    Deferred income taxes                                              5,121          2,404             21           (362)
    Other adjustments                                                   (819)          (592)           (39)          (722)
    Changes in operating assets and liabilities:
      Restricted cash                                                (17,138)          (494)            --             --
      Inventories                                                    (25,691)        14,054         (1,049)       (24,042)
      Other assets                                                    (8,678)        (6,490)           (35)          (814)
      Accounts payable and other liabilities                          12,728        (19,838)           359          8,258
      Customer deposits                                                 (953)        (7,554)            84         (5,440)
      Mortgage loans held for sale                                   (36,527)        (6,062)            --             --
                                                                   ---------      ---------      ---------      ---------
Net cash provided by (used in) operating activities                   24,657          2,314          1,358         (7,074)

CASH FLOWS FROM INVESTING ACTIVITIES:
Net additions to property and equipment                               (6,713)        (1,300)            --           (545)
Increase in cash as a result of the merger with Engle Holdings
    Corp.                                                                 --         35,456             --             --
Additional purchase price paid in connection with Westbrooke              --
    acquisition                                                           --         (1,230)            --
Other                                                                    331           (796)            --            575
                                                                   ---------      ---------      ---------      ---------
Net cash (used in) provided by investing activities                   (6,382)        32,130             --             30

CASH FLOWS FROM FINANCING ACTIVITIES:
Net proceeds from (repayments on) revolving credit facilities         12,026        (22,872)         1,475         13,028
Proceeds from unsecured borrowings from banks                         27,001        215,000             --             --
Principal payments on unsecured borrowings and Senior Notes
                                                                     (66,764)      (214,925)            --             --
Proceeds from advances on acquisition notes payable                       --             --          3,100          4,500
Principal payments on acquisition notes payable                       (1,216)          (950)            --             --
Net proceeds from consolidated land bank obligations                  30,022             --             --             --
Net proceeds from financial services borrowings                       29,618          5,585             --             --
Minority interest in consolidated subsidiaries                        35,795             --             --             --
Dividends paid                                                       (35,726)          (363)            --             --
                                                                   ---------      ---------      ---------      ---------
Net cash provided by (used in) financing activities                   30,756        (18,525)         4,575         17,528
                                                                   ---------      ---------      ---------      ---------
Net cash provided by operations                                       49,031         15,919          5,933         10,484
Net cash provided by (used in) discontinued operations                 1,854            748         (5,678)        (6,827)
                                                                   ---------      ---------      ---------      ---------
Increase in cash and cash equivalents                                 50,885         16,667            255          3,657
Cash and cash equivalents at beginning of period                      24,251          7,584          7,329          3,672
                                                                   ---------      ---------      ---------      ---------
Cash and cash equivalents at end of period                         $  75,136      $  24,251      $   7,584      $   7,329
                                                                   =========      =========      =========      =========


SEE ACCOMPANYING NOTES TO CONSOLIDATED FINANCIAL STATEMENTS.

                           TECHNICAL OLYMPIC USA, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                DECEMBER 31, 2001

                    (DOLLARS IN THOUSANDS, EXCEPT SHARE DATA)


1.  BUSINESS AND ORGANIZATION

BUSINESS

Technical Olympic USA, Inc. (the Company), formerly known as Newmark Homes Corp., is a Delaware Corporation. The Company is a national homebuilder that is engaged primarily in the construction and sale of residential homes and land development. The Company operates in eleven metropolitan markets in four geographic regions: Florida, Texas the West and the Mid-Atlantic. The Company also provides title and mortgage brokerage services to its homebuyers. The Company does not retain or service the mortgages that it originates but, rather, sells the mortgages and related servicing rights to investors.

ORGANIZATION

THE MERGER AND NOTES OFFERING

On June 25, 2002, Engle Holdings Corp. (Engle) merged with and into Newmark Homes Corp. (Newmark). The combined company was renamed Technical Olympic USA, Inc. Each issued and outstanding share of Engle common stock was exchanged for 1,724.08294 shares of Newmark common stock (the Merger). At the date of the Merger, there were 9,500 shares of Engle common stock issued and outstanding, all of which were held by Technical Olympic, Inc. (TOI). As a result of the Merger, 16,378,787 of additional shares were issued to TOI. In addition, the Company assumed approximately $75,000 of debt incurred by TOI. As both Engle and Newmark were under the control of TOI, in accordance with Statement of Financial Accounting Standards (SFAS) No. 141, "Business Combinations", the Merger was accounted for in a manner similar to a pooling of interests, whereby the Company recognized the acquired assets and liabilities of Engle at their historical carrying amounts. As both entities came under common control of TOI on November 22, 2000, the financial statements and other operating data of the Company have been restated to include the operations of Engle from November 22, 2000. The assumption of the $75,000 of debt incurred by TOI will be accounted for as a distribution as of June 25, 2002.

As a result of the exchange of equity interests, TOI owns 91.75% of the Company. TOI is a wholly-owned subsidiary of Technical Olympic (UK) PLC, an English company, which is a wholly-owned subsidiary of Technical Olympic S.A., a Greek company that is publicly traded on the Athens Stock Exchange.

Concurrently with the Merger, the Company completed a private placement of $200,000 9% senior notes and $150,000 10 3/8% senior subordinated notes (the Notes Offering). The net proceeds of approximately $335,000 from the Notes Offering were used to repay certain indebtedness of both Newmark and Engle, as well as approximately $75,000 of debt of TOI that was assumed in connection with the Merger. Additionally, the Company entered into a revolving credit facility to fund working capital, which provides for loans up to $220,000.

ENGLE ACQUISITION

On November 22, 2000, Engle became a wholly-owned subsidiary of TOI. Engle's stockholders received $19.10 for each share of Engle's common stock (the Engle Acquisition). Following the acquisition, the common stock of Engle ceased to be publicly traded. The Engle Acquisition was accounted for using the purchase method. Total consideration for the Engle Acquisition approximated $542,000, including $216,000 in cash and the assumption of $326,000 of liabilities.

The "push down" basis of accounting resulted in Engle allocating approximately $527,000 to inventories and other identifiable assets and $15,000 to goodwill.

As a result of the change in control, Engle was required by the indentures governing its senior notes to offer to repurchase all of its outstanding senior notes at a price of 101% of the principal plus accrued interest. Upon termination of the offer in January 2001, Engle repurchased approximately $237,000 of $250,000 of its senior notes. Approximately $13,000 of the senior notes were not tendered and remain outstanding as of December 31, 2001. These notes have been discharged with the proceeds from the Notes Offering.

CHANGE IN CONTROL

On December 15, 1999, TOI purchased 9,200,000 shares of Newmark's common stock for $86,000 in cash. The shares sold in this transaction represented 80% of Newmark's then outstanding common stock. TOI purchased the shares from Pacific Realty Group, Inc. (PRG), a Nevada corporation, which is a wholly-owned subsidiary of Pacific USA Holdings Corp. (PUSA), a Texas corporation and an indirect subsidiary of Pacific Electric Wire & Cable, Ltd.

This acquisition by TOI was accounted for as a purchase, and the purchase price was recorded on the Company's books. The excess of purchase price over the fair value of the assets acquired and the liabilities assumed (goodwill) approximated $46,000.

Pursuant to the stock purchase agreement entered into in connection with the acquisition of Westbrooke in 1998, certain additional consideration dependent upon Westbrooke achieving specified income targets over a five-year period became due and payable to the prior majority owner of Westbrooke upon a change of control. At the time of the acquisition of the Company by TOI, Westbrooke entered into an Amendment to Stock Purchase Agreement (the Amendment) with the prior owner and key employees of Westbrooke regarding the amount and timing of the additional consideration as well as the acquisition of certain partnership interests from the key employees. The amount of additional consideration recorded in the transaction as a result of the change in control to the prior majority owner was $4,600 in the form of a promissory note. Additionally, the Amendment adjusted the level of additional consideration payable to the key employees from 6% to 7.5% of the net income before income taxes, all as defined in the Amendment.

For tax purposes, Newmark elected to treat the change in control as a deemed taxable sale of assets resulting in a step-up in the tax basis of assets in accordance with Internal Revenue Code ss.338(h)(10). By electing ss.338(h)(10), Newmark recognized taxable income of approximately $20,000, and $8,000 of tax per the original tax sharing agreement, due to the difference in the financial statement basis and the tax basis of the assets immediately prior to the change in control. In terms of the purchase and sale agreement between PUSA and TOI, the former tax allocation agreement between PUSA and the Company (the Former Tax Sharing Agreement) was modified to exclude the gain and corresponding tax from this transaction from the calculation of the tax payments by the Company to PUSA. Accordingly, the Company recognized its income tax expense based on the taxable income generated from its operations.

As a result, the consolidated amounts of the Successor Company are presented on a new basis of accounting different from the financial statements of the Predecessor Company and, therefore, are not comparable.

The following table represents the operating results of the Company on a full year basis for the year ended December 31, 1999:

Revenues                                                              $ 420,748
Cost of sales                                                           348,617
                                                                      ---------
Gross profit                                                             72,131
Equity in earnings from unconsolidated subsidiaries                         725
Selling, general and administrative expenses                            (44,478)
Depreciation and amortization                                            (2,239)
                                                                      ---------
Operating income                                                         26,139
Other income (expense):
Interest expense                                                         (1,837)
Other, net                                                                  245
                                                                      ---------
Income from continuing operations before income taxes                    24,547
Income taxes                                                              8,721
                                                                      ---------
Income from continuing operations                                        15,826
Discontinued operations:
  Income from discontinued operations (Westbrooke)                        2,539
  Income taxes                                                              980
                                                                      ---------
  Income from discontinued operations, net of taxes                       1,559
                                                                      ---------
Net income                                                            $  17,385
                                                                      =========
Earnings per common share (basic and diluted):
  From continuing operations                                          $    1.38
  From discontinued operations                                             0.13
                                                                      ---------
  Net income                                                          $    1.51
                                                                      =========


2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The accounting and reporting policies of the Company conform to accounting principles generally accepted in the United States and general practices within the homebuilding industry. The following summarizes the more significant of these policies.

PRINCIPLES OF CONSOLIDATION AND BASIS OF PRESENTATION

The consolidated financial statements include the accounts of the Company and its subsidiaries. All significant intercompany balances and transactions have been eliminated in the consolidated financial statements. As a result of the Merger being accounted for as a reorganization of entities under common control, the consolidated financial statements have been restated to present the combined results of the Company as if the Merger had been in effect from November 22, 2000, the date at which both entities became under the control of TOI.

The preparation of financial statements in accordance with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

Certain reclassifications have been made to conform the prior periods' amounts to the current year's presentation.

Due to the Company's normal operating cycle being in excess of one year, the Company presents an unclassified statement of financial condition.

SEGMENT REPORTING

In accordance with Statement of Financial Accounting Standards No. 131, DISCLOSURES ABOUT SEGMENTS OF AN ENTERPRISE AND RELATED INFORMATION, the Company has concluded that its operating segments consist of homebuilding and financial services. These two segments are segregated in the accompanying consolidated financial statements under "Homebuilding" and "Financial Services", respectively.

HOMEBUILDING

INVENTORY

Inventory is stated at the lower of cost or fair value. Inventory under development or held for development is stated at an accumulated cost unless such cost would not be recovered from the cash flows generated by future disposition. In this instance, such inventories are recorded at fair value. Inventory to be disposed of is carried at the lower of cost or fair value less cost to sell. The Company utilizes the specific identification method of charging construction costs to cost of sales as units are sold. Common construction project costs are allocated to each individual home in the various subdivisions based upon the total number of homes to be constructed in each subdivision community. Interest, real estate taxes and certain development costs are capitalized to land and construction costs during the development and construction period and are amortized to costs of sales as closings occur.

HOMEBUILDING BORROWINGS

Homebuilding borrowings represents financing arrangements utilized to support the Company's homebuilding activities. These arrangements have been executed by subsidiaries whereby the Company has an ownership interest.

CONSOLIDATED LAND BANK OBLIGATIONS

Consolidated land bank obligations represents liabilities associated with the Company's land banking activities, including obligations in special-purpose entities which have been consolidated by the Company, for which the Company has no ownership interest.

REVENUE RECOGNITION

The Company's primary source of revenue is the sale of homes to homebuyers. To a lesser degree, the Company engages in the sale of land to other homebuilders. Revenue is recognized on home sales and land sales at closing when title passes to the buyer and all of the following conditions are met: a sale is consummated, a significant down payment is received, the earnings process is complete and the collection of any remaining receivables is reasonably assured.

WARRANTY COSTS

The Company provides homebuyers with a limited warranty of workmanship and materials from the date of sale for up to two years. The Company generally has recourse against its subcontractors for claims relating to workmanship and materials. The Company also provides a ten-year homebuyer's warranty through a single national contract with a third party. This warranty generally covers major structural defects. Estimated warranty costs are recorded at the time of sale. Total warranty expense for the years ended December 31, 2001, 2000 and 1999 were $7,430, $4,136 and $2,700, respectively.

ADVERTISING COSTS

Advertising costs, consisting primarily of newspaper and trade publications, signage and the cost of maintaining an internet web-site, are expensed as incurred. Advertising expense included in selling, general and administrative expenses and income from discontinued operations for the years ended December 31, 2001, 2000 and 1999 amounted to $16,261, $9,036 and $7,600, respectively.

FINANCIAL SERVICES

MORTGAGE LOANS HELD FOR SALE

Mortgage loans held for sale are stated at the lower of aggregate cost or fair value based upon such commitments for loans to be delivered or prevailing market rates for uncommitted loans. Substantially all of the loans originated by the

Company are sold to private investors within 30 days of origination. Gains or losses on mortgages held for sale are realized when the loans are sold.

REVENUE RECOGNITION

Fees derived from the Company's Financial Services segment, including title and mortgage origination services, are recognized as revenue concurrent with the closing of the sale. Financial Service revenue and expenses consist of the following:

                                            2001        2000
                                          -------     -------
Revenue:
Mortgage services                         $16,400     $ 1,265
Title services                             16,259       1,297
                                          -------     -------
Total Financial Service revenue            32,659       2,562

Expenses:
Mortgage services                           6,800         545
Title services                             10,888       1,090
                                          -------     -------
Total Financial Service expense            17,688       1,635
                                          -------     -------
Total Financial Service pretax income     $14,971     $   927
                                          =======     =======


Prior to 2000, the Company did not generate revenue and expenses from financial service operations.


GENERAL

CASH AND SUPPLEMENTAL CASH FLOW INFORMATION

Cash includes amounts in transit from title companies for home closings and highly liquid investments with an initial maturity of three months or less.

Restricted cash consists of amounts held in escrow as required by purchase contracts or by law for escrow deposits held by the Company's title company and compensating balances for various open letters of credit.

Supplemental disclosures of cash flow information:


                                                                               PERIOD FROM    PERIOD FROM
                                                         YEAR ENDED           DECEMBER 16,     JANUARY 1,
                                                        DECEMBER 31,             1999 TO        1999 TO
                                                 ----------------------       DECEMBER 31,    DECEMBER 15,
                                                  2001           2000              1999           1999
                                                 -------        -------      --------------   --------------
Cash paid for:
    Interest (net of amounts capitalized)        $ 2,372        $ 8,755        $       --        $ 1,016
                                                 =======        =======        ==========        =======
    Income taxes                                 $52,830        $15,802        $       --        $10,723
                                                 =======        =======        ==========        =======


ACCOUNTING FOR THE IMPAIRMENT OF LONG-LIVED ASSETS

In accordance with Statement of Financial Accounting Standards (SFAS) No. 121, ACCOUNTING FOR THE IMPAIRMENT OF LONG-LIVED ASSETS AND FOR LONG-LIVED ASSETS TO BE DISPOSED OF, the Company carries long-lived assets, including certain identifiable intangibles and goodwill, at the lower of the carrying amount or fair value. Impairment is evaluated by estimating future undiscounted cash flows expected to result from the use of the asset and its eventual disposition. If the sum of the expected future cash flows is less than the carrying amount of the assets, an impairment loss is recognized. Fair value, for purposes of calculating impairment, is measured based on estimated future cash flows, discounted at a market rate of interest.

CONCENTRATION OF CREDIT RISK

The Company conducts business primarily in four geographical regions: Florida, Texas, the West and the Mid-Atlantic. Accordingly, the market value of the Company's inventory is susceptible to changes in market conditions that may occur in these locations. With regards to the mortgage loans held for sale, the Company will generally only originate loans which have met underwriting criteria required by purchasers of its loan portfolios. Additionally, the Company generally sells its mortgage loans held for sale within 30 days which minimizes the Company's credit risk.

INVESTMENT IN UNCONSOLIDATED SUBSIDIARIES

The Company has investments in unconsolidated entities, which approximate $2,800 and $2,200 as of December 31, 2001 and 2000, respectively, and are included in other assets in the accompanying consolidated statements of financial condition. The Company does not have control of these entities and has, therefore, accounted for its interests using the equity method of accounting.

PROPERTY AND EQUIPMENT

Property and equipment, consisting primarily of office premises, transportation equipment, office furniture and fixtures, and model home furniture, are stated at cost net of accumulated depreciation. Repairs and maintenance are expensed as incurred.

Depreciation generally is provided using the straight-line method over the estimated useful life of the asset, which ranges from 18 months to 30 years. At December 31, 2001 and 2000, accumulated depreciation approximated $7,180 and $7,190, respectively.

GOODWILL

Goodwill represents the excess of the purchase price of the Company's acquisitions over the fair value of the net assets acquired. Goodwill is amortized on a straight-line basis over a period ranging from 20 to 30 years. For the years ended December 31, 2001, 2000 and 1999, amortization expense amounted to $2,398, $1,633 and $1,070, respectively.

Periodically, the Company evaluates goodwill for impairment by determining whether the amortization of the balance over its remaining life can be recovered through future undiscounted cash flows of the Company.

INCOME TAXES

The Company was included in the consolidated federal income tax return of PUSA through December 15, 1999. Under the Former Tax Sharing Agreement with PUSA, the Company was required to calculate its federal income tax on a separate company basis and pay to PUSA the amount of the liability. When applicable, the Company was entitled to receive payments from PUSA. Such payment was only applicable to the extent the benefits calculated could be utilized to offset prior separate company income through carryback or, if carried forward, at the time such benefits were utilized to offset separate company income. The Former Tax Sharing Agreement between PUSA and the Company was partially terminated whereby the Company would pay PUSA an amount equal to the federal income taxes that the Company would owe (or refund that it would receive) had it prepared its federal income tax return on a stand-alone basis.

Effective December 16, 1999, the Company is included in the consolidated federal income tax return with TOI pursuant to a revised Tax Allocation Agreement between the Company and TOI.

As a result of this revised Tax Allocation Agreement, income taxes are accounted for using the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax basis.

Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

EARNINGS PER SHARE

The Company presents earnings per share data in accordance with the provisions of SFAS 128, EARNINGS PER SHARE. Basic earnings per share is computed by dividing income available to common stockholders by the weighted-average number of common shares outstanding for the period.

Diluted earnings per share is computed based on the weighted average number of shares of common stock and dilutive securities outstanding during the period. Dilutive securities are options that are freely exercisable into common stock at less than market exercise prices. Dilutive securities are not included in the weighted average number of shares when inclusion would increase the earnings per share or decrease the loss per share. For the years ended December 31, 2001, 2000 and 1999, the Company had no dilutive securities outstanding.

STOCK-BASED COMPENSATION

The Company accounts for its stock option plan in accordance with the provisions of Accounting Principles Board (APB) Opinion No. 25, ACCOUNTING FOR STOCK ISSUED TO EMPLOYEES, and related interpretations. As such, compensation expense would be recorded on the date of grant only if the current market price of the underlying stock exceeded the exercise price.

FAIR VALUE OF FINANCIAL INSTRUMENTS

Statement of Financial Accounting Standards No. 107, DISCLOSURES ABOUT FAIR VALUE OF FINANCIAL INSTRUMENTS, requires companies to disclose the estimated fair value of their financial instrument assets and liabilities. Fair value estimates are made at a specific point in time, based upon relevant market information about the financial instrument. These estimates do not reflect any premium or discount that could result from offering for sale, at one time, the Company's entire holdings of a particular instrument. The carrying values of cash and mortgage loans held for sale, approximate their fair values due to their short-term nature. The carrying value of homebuilding and financial service borrowings and consolidated land bank obligations approximate their fair value as substantially all of the debt has a fluctuating interest rate based upon a current market index.

RECENT ACCOUNTING PRONOUNCEMENTS

In September 2000, the FASB issued Statement of Financial Accounting Standards 140 (Statement 140), ACCOUNTING FOR TRANSFERS AND SERVICING OF FINANCIAL ASSETS AND EXTINGUISHMENTS OF LIABILITIES. Statement 140 amends Statement 125 and provides revised accounting and financial reporting rules for sales, securitizations, and servicing of receivables and other financial assets, and for secured borrowing and collateral transactions. The provisions concerning servicing assets and liabilities as well as extinguishments of liabilities remain consistent with Statement 125. Statement 140 is applicable to transfers occurring after March 31, 2001. The impact of adopting Statement 140 has not been significant to the Company's consolidated financial statements.

In June 2001, the Financial Accounting Standards Board finalized SFAS 141, BUSINESS COMBINATIONS, and SFAS 142, GOODWILL AND OTHER INTANGIBLE ASSETS. SFAS 141 requires the use of the purchase method of accounting and prohibits the use of the pooling-of-interests method of accounting for business combinations initiated after June 30, 2001. SFAS 141 also requires that the Company recognize acquired intangible assets apart from goodwill if the acquired intangible assets meet certain criteria.

SFAS 141 applies to all business combinations initiated after June 30, 2001 and for purchase business combinations completed on or after July 1, 2001.

It also requires, upon adoption of SFAS 142 that the Company reclassify the carrying amounts of intangible assets and goodwill based on the criteria in SFAS 141.

SFAS 142 requires, among other things, that companies no longer amortize goodwill, but instead test goodwill for impairment at least annually. In addition, SFAS 142 requires that the Company identify reporting units for the purposes of assessing potential future impairments of goodwill, reassess the useful lives of other existing recognized intangible assets, and cease amortization of intangible assets with an indefinite useful life. An intangible asset with an indefinite useful life should be tested for impairment in accordance with the guidance in SFAS 142. SFAS 142 is required to be applied in fiscal years beginning after December 15, 2001 to all goodwill and other intangible assets recognized at that date, regardless of when those assets were initially recognized.

The Company's previous business combinations were accounted for using the purchase method. As of December 31, 2001, the net carrying amount of goodwill is $57,726. The Company adopted SFAS 142 on January 1, 2002. The impairment test of goodwill performed by the Company at January 1, 2002 indicated no impairment.

The following table sets forth reported net income and earnings per share, as adjusted to exclude goodwill amortization expense:


                                                                                      PERIOD FROM     PERIOD FROM
                                                               YEAR ENDED             DECEMBER 16,    JANUARY 1,
                                                              DECEMBER 31,              1999 TO         1999 TO
                                                         ----------------------       DECEMBER 31,   DECEMBER 15,
                                                           2001           2000           1999            1999
                                                         -------        -------      -------------   --------------
Income from continuing operations, as reported           $87,765        $23,774        $ 1,821        $   14,005
Add back of amortization expense, net of taxes             1,504          1,037             28               661
                                                         -------        -------        -------        ----------
                                                         $89,269        $24,811        $ 1,849        $   14,666
                                                         =======        =======        =======        ==========

Earnings per common share (basic and diluted), as
    reported                                             $  3.15        $  1.79        $  0.16        $     1.22
                                                         =======        =======        =======        ==========

Earnings per common share (basic and diluted), as
    adjusted                                             $  3.20        $  1.87        $  0.16        $     1.28
                                                         =======        =======        =======        ==========


In October 2001, the FASB issued SFAS 144, ACCOUNTING FOR THE IMPAIRMENT OR DISPOSAL OF LONG-LIVED ASSETS. The Statement supersedes SFAS 121, ACCOUNTING FOR THE IMPAIRMENT OF LONG-LIVED ASSETS AND FOR LONG-LIVED ASSETS TO BE DISPOSED OF, however, it retains the fundamental provisions of that statement related to the recognition and measurement of the impairment of long-lived assets to be "held and used." In addition, the Statement provides more guidance on estimating cash flows when performing a recoverability test, requires that a long-lived asset to be disposed of other than by sale (e.g., abandoned) be classified as "held and used" until it is disposed of, and establishes more restrictive criteria to classify an asset as "held for sale." The Statement is effective for year-ends beginning after December 15, 2001. See note 12.

3.  INVENTORY

Inventory consists of the following as of December 31:

                                                     2001            2000
                                                   --------        --------
Land and lots under development                    $264,893        $259,531
Residences completed and under construction         381,093         353,564
                                                   --------        --------
                                                   $645,986        $613,095
                                                   ========        ========

A summary of homebuilding interest capitalized in inventory is as follows:


                                                       YEARS ENDED DECEMBER 31,
                                                 -------------------------------------
                                                  2001           2000           1999
                                                 -------        -------        -------
Interest capitalized, beginning of period        $25,487        $ 3,003        $ 3,571
Interest incurred                                 22,067         35,477          9,339
Less interest included in:
  Cost of sales                                   34,241          9,711          8,070
  Interest expense                                 1,087          3,282          1,837
                                                 -------        -------        -------
Interest capitalized, end of period              $12,226        $25,487        $ 3,003
                                                 =======        =======        =======


In the ordinary course of business, the Company enters into contracts to purchase lots and land held for lot development. At December 31, 2001 and 2000, the Company had nonrefundable deposits aggregating $22,451 and $14,721, respectively, included in other assets in the accompanying consolidated statements of financial condition. The Company's liability for nonperformance under such contracts is limited to forfeiture of the related deposits.

During 2001, through Westbrooke, the Company entered into an option arrangement with Durham-Florida Properties, LLC (Durham) to acquire developed lots with a total estimated contract price of $16,400. Under this option arrangement, the Company has placed a $3,700 financial guarantee bond with Durham, which is reduced on a pro rata basis as lots are purchased by Westbrooke. This bond is guaranteed by the Company. Under this arrangement, Westbrooke can cancel this agreement to purchase the land by forfeiture of Westbrooke's bond. Although Westbrooke does not have legal title to the assets of Durham and has not guaranteed the liabilities, Westbrooke does exercise certain rights of ownership over Durham's assets, and as a result, the Company has included these assets in inventory, which have been classified as Westbrooke assets held for sale with a corresponding liability in consolidated land bank obligations, which has been classified as Westbrooke liabilities associated with assets held for sale. See
Note 12.

During 2001, through Westbrooke, the Company sold to Park/Walnut Creek Investors, LLC (Walnut Creek) certain undeveloped real estate tracts. Walnut Creek is owned by several of the executive officers of Westbrooke. The Company has placed deposits, entered into a number of agreements, including an option contract and construction contract with Walnut Creek, to develop and buy back fully developed lots from time to time subject to the terms and conditions of such agreements. Additionally, under these agreements, the Company can cancel the agreement to purchase the land by forfeiture of the Company's deposits. The Company believes that the terms of the purchase contract and the terms of the related option and development contracts were comparable to those available from unaffiliated parties. As of December 31, 2001, the remaining value of lots that can be acquired by the Company approximates $4,300. Although Westbrooke does not have legal title to the assets of Walnut Creek, Westbrooke does exercise certain rights of ownership, and as a result, the Company has included these assets in inventory with a corresponding liability in consolidated land bank obligations in the accompanying consolidated statement of financial condition. These amounts have been included in Wesbrooke assets held for sale and Westbrooke liabilities associated with assets held for sale in the accompanying statement of financial condition. See Note 12.

As a result of the above transactions, the Company has included in Westbrooke assets held for sale in the consolidated statement of financial condition inventory of approximately $13,000 and in Westbrooke liabilities associated with assets held for sale consolidated land bank obligations of approximately $13,000. These obligations are at market interest rates and are repaid based on lot closings with a final maturity through January 31, 2004.

During 2001, Engle sold to an investment limited liability company ("Investment

Company") certain undeveloped real estate tracts. The Investment Company is owned by several of the current and former executive officers of Engle, including without limitation related trusts of management. As of December 31, 2001, the remaining value of lots that can be acquired by the Company approximates $43,000.

Engle has placed deposits, entered into a number of agreements, including option contracts and construction contracts with the Investment Company, to develop and buy back fully developed lots from time to time subject to the terms and conditions of such agreements. Additionally, under these agreements, Engle can cancel these agreements to purchase the land by forfeiture of its deposit. Engle believes that the terms of the purchase contract and the terms of the related option and development contracts were comparable to those available from unaffiliated parties.

Although Engle does not have legal title to the assets of the Investment Company and has not guaranteed the liabilities of the Investment Company, Engle does exercise certain rights of ownership over the Investment Company assets. Consequently, the assets and associated liabilities of the Investment Company have been recorded in the accompanying consolidated statement of financial condition as of December 31, 2001. Minority interest in consolidated subsidiaries, represents the equity provided by members of management.

During 2001, Engle entered into option arrangements with independent third parties to acquire developed lots. Under these option arrangements, Engle placed deposits, which provide the right to acquire developed lots at market prices. Additionally, under these arrangements, Engle can cancel these arrangements to purchase the land by forfeiture of the deposit.

Although Engle does not have legal title to the assets of these independent third parties and have not guaranteed the liabilities, Engle does exercise certain rights of ownership over the entity's assets. Consequently, the assets and associated liabilities of these entities have been recorded in the accompanying consolidated statement of financial condition as of December 31, 2001.

As a result of the above transactions, the Company has included on its consolidated statement of financial condition inventory and land deposits of approximately $66,000, minority interest of approximately $36,000, which represents the equity of investors, and consolidated land bank obligations of approximately $30,000. These obligations are at market interest rates and are repaid on lot closings with a final maturity through 2004.

4.  CONSOLIDATED JOINT VENTURES

The Company acquired a 75% interest in Silver Oak Trails, L.P., a land development joint venture for a net initial investment of $2,900. The operations of Silver Oak Trails, L.P. are consolidated with the operations of the Company. Silver Oak Trails, L.P. earned $400 of which $100 is classified as minority interest in the accompanying consolidated statement of income for the year ending December 31, 2001.

5.  HOMEBUILDING AND FINANCIAL SERVICES BORROWINGS

HOMEBUILDING BORROWINGS

Homebuilding borrowings, excluding the construction loans payable of Westbrooke which are included in Westbrooke liabilities associated with assets held for sale, consist of the following at December 31:


                                                                                       2001            2000
                                                                                     --------        --------
Unsecured borrowings from banks (a)                                                  $202,000        $215,000
Senior Notes due 2008, at 9.25% (b)                                                    12,897          38,065
Construction and lot loans with financial institutions, collateralized by lots and single family residences completed or under construction, bearing interest at LIBOR plus 175 basis points to prime rate (4.20% to 4.75% at
   December 31, 2001), maturing upon completion and closing of
   the homes (c)                                                                       81,643          74,590
Development and land acquisition loans with financial institutions, collateralized by deeds of trust on property, with maturing dates ranging from June, 2003 through December, 2004, bearing interest at LIBOR plus 175 basis points to prime rate plus 1% (4.20% to 5.75% at
   December 31, 2001)                                                                   5,230             182
Acquisition notes payable (d)                                                           5,434           6,650
Other                                                                                   1,493           3,162
                                                                                     --------        --------
                                                                                     $308,697        $337,649
                                                                                     ========        ========


Maturities on homebuilding borrowings at December 31, 2001 are as follows:

2002                                                 $ 294,381
2003                                                     1,018
2004                                                        87
2005                                                        94
2006                                                       101
Thereafter                                              13,016
                                                     ---------
                                                     $ 308,697
                                                     =========

(a) In connection with the acquisition of Engle by Technical Olympic on November 22, 2000, Engle entered into a Credit Agreement (the "Credit Agreement") with a bank providing for a $100,000 term loan commitment and a $275,000 revolving credit facility (subject to reduction based upon periodic determinations of a borrowing base). Proceeds from these facilities provide working capital and financed the required repurchase offer made to holders of Engle's then outstanding $250,000 principal amount of 9 1/4% Senior Notes due 2008 ("Engle Senior Notes"). The term loan and revolving credit facility terminate on November 22, 2002 whereupon all amounts outstanding become due. The revolving credit facility also provides credit support for the issuance of letters of credit needed from time to time in Engle's business. Engle's previous bank revolving credit facility was repaid and cancelled. The terms of the Credit Agreement contain restrictive covenants which require Engle, among other things, to maintain a minimum tangible net worth and maintain certain financial ratios.

(b) As a result of the change in control of Engle, Engle was required by the indentures governing the Engle Senior Notes to offer to repurchase all of its outstanding Senior Notes at a price of 101% of the principal plus accrued interest. Upon termination of the offer in January 2001, Engle repurchased approximately $237,000 of the Engle Senior Notes. Funds to repurchase the Engle Senior Notes were provided from the issuance of the $100,000 term loan under the Credit Agreement and additional advances under Engle's revolving credit facility. Approximately $13,000 of the Engle Senior Notes were not tendered and remain outstanding as of December 31, 2001.

(c) On June 27, 2000, the Company entered into a syndicated $150,000 secured revolving credit facility with six banks, which matures on June 27, 2003, with annual options for one-year extensions. This credit facility has been used to finance the acquisition and development of residential subdivisions, the purchase of developed lots and the construction of homes in the Texas, Tennessee and North Carolina markets.

     Construction and lot loans are generally repaid as sales of individual homes are closed and, therefore, are considered current at December 31, 2001. At December 31, 2001, the Company had lines of credit commitments for construction loans totaling approximately $140,000, of which $14,900 was available to draw down.

(d) In connection with the Company's acquisition of Westbrooke, the Company has remaining notes which are payable in annual installments of $2,400 beginning in January 1999. The Company made its first installment of $2,400 in 1999. The remaining notes totaling $9,900 bear interest at 6.45% payable annually. As indicated in Note 1, additional consideration paid as a result of the change of control resulted in an additional $4,600 promissory note. During 2000, the Company made further payments on acquisition loans of $3,400. At December 31, 2001 and 2000, the total acquisition notes payable to Westbrooke's prior majority owner was approximately $7,400 and $11,100, respectively. The majority of these outstanding amounts are included in Westbrooke liabilities associated with assets held for sale. See Note 12.


Certain of the Company's lenders require, among other things, that the Company maintain minimum tangible net worth levels and debt to tangible net worth ratios. At December 31, 2001, the Company was in compliance with such requirements. Certain debt agreements of the Company's subsidiaries restrict the subsidiaries' ability to pay dividends or advance funds to the Company to the extent that the payment would put the subsidiary in violation of debt covenants.


FINANCIAL SERVICES BORROWINGS

In order to fund the origination of residential mortgage loans, the Company entered into a $40,000 revolving warehouse line of credit (including a purchase agreement) whereby funded mortgage loans are pledged as collateral. The line of credit bears interest at the Federal Funds rate plus 1.375% (2.895% at December 31, 2001).

The line of credit includes restrictions including maintenance of certain financial covenants. The Company is required to fund 2% of all mortgages originated and to sell all funded mortgages within 90 days. As of December 31, 2001, the Company was committed to selling its entire portfolio of mortgage loans held for sale. The warehouse line of credit was to expire on July 5, 2002. On June 25, 2002, the warehouse line of credit was amended to extend the expiration to June 24, 2003.

6.  MERGER AND RELATED EXPENSES

During 2001, in connection with the Merger, the Company incurred approximately $2,643 in legal, consulting, and related costs. These costs are included in merger and related expenses in the accompanying statement of income.

7.  RELATED PARTY TRANSACTIONS

While a subsidiary of PUSA, the Company purchased insurance policies from an affiliated insurance broker. The affiliated entity earned commissions of $155 in 1999 with respect to such policies. From January 1, 2000 to December 15, 2000 the Company continued to utilize the services of the PUSA affiliate. As of December 15, 2000, the Company purchased insurance under the TOI umbrella policy. As a result, the Company currently makes payments directly to an unaffiliated broker. Also, while a subsidiary of PUSA, the Company purchased demographic and economic research information through an affiliate for $57 in 1999.

In 2000, the Company entered into a purchasing agreement with its parent, Technical Olympic S.A. The agreement provided that Technical Olympic S.A. would purchase certain of the materials and supplies necessary for operations and sell them to the Newmark entities, all in an effort to consolidate the purchasing function.

Although Technical Olympic S.A. would incur certain franchise tax expense, the Company and its subsidiaries would not be required to pay such additional purchasing liability. Technical Olympic S.A. purchased $137,000 and $51,000 of materials and supplies on behalf of the Company and its subsidiaries during the years ended December 31, 2001 and 2000, respectively. This agreement was terminated effective June 30, 2001.

In 2000, the Company entered into a management services agreement with TOI, whereby TOI will provide certain advisory, administrative and other services. For the years ended December 31, 2001 and 2000, the Company paid $1,900 and $1,500, respectively. These expenses are included in selling, general and administrative expenses in the accompanying statements of income.

During 2001, through Westbrooke, the Company sold to Park/Walnut Creek Investors, LLC certain undeveloped real estate tracts. Walnut Creek is owned by several of the executive officers of Westbrooke. Additionally, during 2001, Engle entered into certain transactions to acquire developed lots from an entity owned by several of the current and former executive officers of Engle. See Note 3.


8.  INCOME TAXES

Components of income tax expense from continuing operations consist of the following:

                          YEAR ENDED DECEMBER 31,
                 -----------------------------------------
                   2001            2000             1999
                 --------        --------         --------
Current:
 Federal         $ 47,055        $ 10,865         $  9,144
 State              4,343             403              (83)
                 --------        --------         --------
                   51,398          11,268            9,061
Deferred:
 Federal              667           2,089             (340)
 State                153             315               --
                 --------        --------         --------
                      820           2,404             (340)
                 --------        --------         --------
                 $ 52,218        $ 13,672         $  8,721
                 ========        ========         ========


The difference between total reported income taxes and expected income tax expense computed by applying the federal statutory income tax rate of 35% for 2001, 2000 and 1999 to income from continuing operations is reconciled as follows:

                                              YEAR ENDED DECEMBER 31,
                                      -------------------------------------
                                        2001           2000           1999
                                      -------        -------        -------
Computed income tax expense at
  statutory rate                      $48,994        $13,106        $ 8,591
State income taxes                      2,922            467            (54)
Other, net                                302             99            184
                                      -------        -------        -------
Income taxes                          $52,218        $13,672        $ 8,721
                                      =======        =======        =======

Significant temporary differences that give rise to the deferred tax assets and liabilities from continuing operations are as follows:


                                                                         DECEMBER 31,
                                                                   -------------------------
                                                                     2001             2000
                                                                   --------         --------
Deferred tax assets:
  Warranty reserve                                                 $    725         $    173
  Property and equipment, principally due to differences in             325              496
    depreciation
  Inventory                                                           4,939            6,121
  Net operating loss carryforward                                        --            4,879
  Other                                                                 154              266
                                                                   --------         --------
Total deferred tax assets                                             6,143           11,935
Deferred tax liabilities:
  Amortizable intangibles                                            (3,874)          (3,741)
  Differences in reporting selling & marketing                         (744)          (1,096)
  Other                                                                (120)            (572)
                                                                   --------         --------
Total deferred tax liabilities                                       (4,738)          (5,409)
                                                                   --------         --------
Net deferred tax asset                                             $  1,405         $  6,526
                                                                   ========         ========



The net deferred tax asset included in other assets in the accompanying consolidated statement of financial condition at December 31, 2001 and 2000 was $1,405 and $6,526, respectively. Management of the Company believes that it is more likely than not that the gross deferred tax assets will be realized or settled due to the Company's ability to generate taxable income exclusive of reversing timing differences. Accordingly, no valuation allowance was established at December 31, 2001 and 2000.

Included in other liabilities in the accompanying consolidated statements of financial condition is approximately $300 and $600 payable to TOI at December 31, 2001 and 2000, respectively, under the terms of the tax sharing agreements. Payments of $47,200 and $15,300 were made to TOI for federal income taxes during 2001 and 2000, respectively, and $10,700 to PUSA for federal income taxes during 1999.

9.  COMMITMENTS AND CONTINGENCIES

The Company provides homebuyers with a limited warranty of workmanship and materials from the date of sale for up to two years. The Company generally has recourse against its subcontractors for claims relating to workmanship and materials. The Company also provides a ten-year homeowner's warranty through a single national contract with a third party. This warranty generally covers major structural defects.

The Company is subject to the normal obligations associated with entering into contracts for the purchase, development and sale of real estate in the routine conduct of its business. The Company is committed under various letters of credit and performance bonds which are required for certain development activities, deposits on land and lot purchase contract deposits. At December 31, 2001, outstanding letters of credit and performance bonds under these arrangements totaled approximately $60,900.

The Company has entered into an agreement with an insurance company to underwrite Private Mortgage Insurance on certain loans originated by the Company's mortgage services subsidiary. Under the terms of the agreement, the Company shares in premiums generated on the loans and is exposed to losses in the event of loan default.

At December 31, 2001, the Company's maximum exposure to losses relating to loans insured is approximately $1,387, which is further limited to the amounts held in trust of approximately $511. The Company minimizes the credit risk associated with such loans through credit investigations of customers as part of the loan origination process and by monitoring the status of the loans and related collateral on a continuous basis.

The Company is involved in various claims and legal actions arising in the ordinary course of business. In the opinion of management, the ultimate disposition of these matters will not have a material adverse effect on the Company's consolidated financial position.

10.  STOCK OPTION PLAN

During 2001, the Company adopted the Newmark Homes Corp. Annual and Long-Term Incentive Plan (the Plan) pursuant to which employees, consultants and directors of the Company, its subsidiaries and affiliated entities are eligible to receive options to purchase shares of common stock. Under the plan, subject to adjustment as defined, the maximum number of shares with respect to which awards may be granted under the Plan shall be 4,000,000. Pursuant to the Plan, no shares can be granted prior to consummation of the aforementioned merger between the Company and Engle. As a result, as of December 31, 2001, no options have been granted.

In connection with the acquisition by TOI, the 1998 Tandem Stock Option/Stock Appreciation Rights Plan was terminated, as follows: the Company exercised its right to terminate the options upon a change of control and to pay the spread between the exercise price and the closing price of the Common Stock on the date of the change of control, December 15, 1999. There was no spread, and the options expired and terminated on December 15, 1999. There were no other incentive awards outstanding or exercisable in fiscal year 1999.

11.  EMPLOYEE BENEFIT PLAN

The Company has two defined contribution plans established pursuant to Section 401(k) of the Internal Revenue Code. Employees contribute to the plan a percentage of their salaries, subject to certain dollar limitations, and the Company matches a portion of the employees' contributions. The Company's contributions to the plans for the years ended December 31, 2001, 2000, and 1999, amounted to $1,149, $584, and $234, respectively. Concurrently with the signing of the merger agreement between Engle and TOI, Engle entered into employment contracts with certain executive officers. The agreements provide for an initial employment term beginning on the closing of the tender offer and ending December 31, 2003. Pursuant to the employee agreements, executive officers received annual base salaries aggregating approximately $2,474 for the calendar year, with scheduled annual increases beginning January 1, 2001 and thereafter. In addition, the employee agreements establish incentive bonus formulas comparable to the criteria previously used by Engle in determining annual discretionary incentive bonuses. Total compensation under the employee agreement with Engle's former Chairman of the Board, President, and Chief Executive Officer amounted to $2,356 for the year ended December 31, 2001.

12.  SUBSEQUENT EVENT

During March 2002, management of the Company committed to a plan to dispose of Westbrooke. Pursuant to this plan of disposition, the Company would sell 100% of the common stock of Westbrooke. On April 8, 2002, the Company signed a definitive agreement for the sale of Westbrooke to Standard Pacific Corp. (Standard Pacific) for approximately $41,000 in cash. This sale was completed on April 15, 2002. An adjustment (either upwards or downwards) to the purchase price may occur within 90 days of the closing date of the sale based on Westbrooke's net income from January 1, 2002 through the closing date. In addition, Standard Pacific satisfied approximately $54,000 of Westbrooke's debt that includes approximately $14,000 of intercompany liabilities owed to the Company. Upon completion of this sale, the Company expects to realize a gain of $4,900.

Management has determined that in accordance with SFAS 144, as of March 31, 2002, the criteria to classify the Westbrooke assets as held for sale were met.

Results of Westbrooke's operations have been classified as discontinued operations, and prior periods have been restated. Discontinued operations include Westbrooke revenues, which totaled the following:


                                                   PERIOD FROM      PERIOD FROM
                                                    DECEMBER 16,       JANUARY 1,
                  YEAR ENDED DECEMBER 31,            1999 TO          1999 TO
                ----------------------------       DECEMBER 31,      DECEMBER 15,
                    2001              2000              1999           1999
                ----------        ----------      --------------    --------------
Revenues        $  205,661        $  178,213        $   13,702        $57,264
                ==========        ==========        ==========        =======


The following major classes of assets and liabilities have been classified as held for sale in the accompanying statements of financial condition:


                                                                         DECEMBER 31,
                                                                   ------------------------
                                                                     2001            2000
                                                                   --------        --------
Cash                                                               $ 15,103        $  9,088
Inventory                                                            90,540          97,407
Property and equipment                                                2,765           2,431
Other assets                                                          8,752           9,768
                                                                   --------        --------
Westbrooke assets held for sale                                    $117,160        $118,694
                                                                   ========        ========

Accounts payable and accrued liabilities                           $ 10,419        $ 10,855
Customer deposits                                                     7,671           6,229
Consolidated land bank obligations                                   13,122              --
Construction and acquisition loans payable                           36,166          56,549
Other liabilities                                                     4,422           4,119
                                                                   --------        --------
Westbrooke liabilities associated with assets held for sale        $ 71,800        $ 77,752
                                                                   ========        ========

13.  QUARTERLY RESULTS (UNAUDITED)

Quarterly results for the years ended December 31, 2001 and 2000, which have been restated for the Merger, are reflected below:


                                              FOURTH          THIRD         SECOND           FIRST
                                           -------------- -------------- --------------- --------------
2001
Revenue                                      $372,583        $369,409        $367,016        $316,564
Homebuilding gross profit                      76,734          81,243          77,529          64,091
Income from continuing operations              21,922          24,958          23,068          18,027
Discontinued operations (a)                     3,199           1,297             597           1,179
Net income                                     24,911          26,255          23,665          19,206
Basic and diluted earnings per share:
  Income from continuing operations              0.79            0.90            0.83            0.65
  Net income                                     0.89            0.94            0.85            0.69

2000
Revenue                                       206,644         113,602         127,145         101,837
Homebuilding gross profit                      38,976          23,337          25,285          24,091
Income from continuing operations               8,895           4,999           5,894           3,986
Discontinued operations (a)                     3,641             656             686           1,338
Net income                                     12,536           5,655           6,580           5,324
Basic and diluted earnings per share:
  Income from continuing operations              0.67            0.43            0.51            0.35
  Net income                                     0.95            0.49            0.57            0.46



Quarterly and year-to-date computations of per share amounts are made independently. Therefore, the sum of per share amounts for the quarters may not agree with the per share amounts for the year.

----------
(a)  Discontinued operations include the after-tax operations of Westbrooke. See
     Note 12.